Exhibit 10.6.2

*** Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

AMENDMENT TO THE PATENT LICENSE AGREEMENT

This Amendment to the Patent License Agreement (the “License Amendment”) effective as of December 21, 2001 (the “Amendment Effective Date”), is entered into by and between Incyte Genomics, Inc., a Delaware corporation, with a place of business at 3160 Porter Drive, Palo Alto, CA 94304 (“Incyte”) and Genomic Health, Inc., a Delaware corporation, with a place of business at 301 Penobscot Drive, Redwood City, CA 94063 (“GHI”).

A. WHEREAS, the parties to this License Amendment entered into that certain “Patent License Agreement” executed on March 30, 2001 by Incyte and GHI (the “Agreement”), pursuant to which Incyte granted certain licenses to GHI in certain fields therein.

B. WHEREAS, the parties wish to enter into an amendment to the Agreement in order to amend certain definitions defined, and rights granted, therein.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth it is agree by and between the Parties as follows:

1.	All capitalized terms not defined in this License Amendment shall have the meanings given to them in the Agreement.

2.	Section 1.3 is amended in the first part of the first sentence to read as follows:

“Cancer Marker Patent Rights”: shall mean all Valid Claims listed in any of the following patents and patent applications...

3.	Section 1.14 is amended in its entirety to read as follows:

“Internal Research Field of Use”: shall mean (a) internal research, development, manufacture, use, importation and/or sale of Internal Research Products; and (b) internal research and development purposes (including without limitation, drug discovery, development, and regulatory filings), including the development of databases and other products and tools marketed for use in internal research and development purposes, including without limitation, drug discovery, development, and regulatory filings. The Internal Research Field of Use excludes the Diagnostic Field of Use, the Homebrew Field of Use, and the Personalized Research Field of Use.

4.	Section 1.15 is amended in its entirety to read as follows:

“Internal Research Product(s)”: shall mean internal research and development purposes (including without limitation, drug discovery, development and regulatory filings), including the development of databases and other products and tools marketed for use in internal research and development purposes, including without limitation, drug discovery, development and regulatory filings. Internal Research Product(s) exclude Diagnostic Product(s), Homebrew Product(s) and Personalized Research Product(s).

5.	Section 2.8 is amended in its entirety to read as follows:

2.8 Grantbacks.

2.8.1 Cancer Marker Improvement Patents. GHI hereby grants to Incyte, and Incyte hereby accepts, an exclusive (except with respect to subsection (iii) below, for which the grant shall be nonexclusive), royalty bearing, non-transferable, sublicensable, worldwide license under GHI patent rights owned and Controlled by GHI, with respect to any discoveries (to the extent such discoveries relate to the composition of matter or use of any nucleic acids or proteins claimed in the Cancer Marker Patent Rights) made by GHI in connection with GHI’s use of Valid Claims within the Cancer Marker Patent Rights (the “Cancer Marker Improvements”) for use by Incyte and Incyte’s sublicensees in the (i) Internal Research Field of Use, (ii) in connection with the manufacture, use and sale of vaccines and therapeutic products (each therapeutic product a “Therapeutic Product”), and (iii) on a Diagnostic Product-by-Diagnostic Product basis, to manufacture, use and sell a Diagnostic Product that tests for the same disease, state or condition as the Therapeutic Product under (ii) above.

2.8.2 GHI PRx Improvement Patents. GHI hereby grants to Incyte, and Incyte hereby accepts, a non-exclusive, royalty-bearing, non-transferable, non-sublicensable, worldwide license under GHI PRx Improvement Patents owned and Controlled by GHI to practice and use the inventions claimed therein in the Internal Research Field of Use.

For purposes of this Section 2.8.2:

“GHI PRx Improvement Patents” shall mean, with respect to Personalized Research Products made by GHI under this Agreement or the LifeSeq Collaborative Agreement and claimed within an issued patent, those Personalized Research Products for which the practice or use thereof would, but for a license granted by Incyte to GHI under this Agreement or the LifeSeq Collaborative Agreement, infringe the patent rights granted by Incyte to GHI under this Agreement or the LifeSeq Collaborative Agreement; and

“LifeSeq Collaborative Agreement” shall mean that certain license agreement titled the “LifeSeq Collaborative Agreement” by and between Incyte and GHI of even date March 30, 2001, including any amendments thereto.

6.	Schedule B section 1.C.(b) “Payments Under Cancer Marker Patent Rights” is amended in its entirety to read as follows:

2 of 3

*** Confidential material redacted and filed separately with the Commission.

(b) royalties on Net Sales of *** percent (***%) for Personalized Research Product(s) and Homebrew Product(s) and *** percent (***%) for Diagnostic Product(s), which Product(s) would, but for the licenses granted herein, infringe a Valid Claim under the Cancer Marker Patent Rights.

7.	Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this License Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This License Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties has executed this License Amendment as of the Amendment Effective Date.

INCYTE GENOMICS, INC.		GENOMIC HEALTH, INC.

By:	/s/ Lee Bendekgey	By:	/s/ Randy Scott

Name:	Lee Bendekgey	Name:	Randy Scott

Title:	EVP & General Counsel	Title:	CEO